UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2013

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 5, 2013, Pacific Biosciences of California, Inc. (the “Company”) released its financial results for the year ended December 31, 2012. The Company’s Consolidated Balance Sheets (unaudited), Consolidated Statements of Operations and Comprehensive Loss (unaudited) and Consolidated Statements of Cash Flows (unaudited) are included hereto as Exhibits 99.1, 99.2 and 99.3, respectively and are incorporated herein by reference.

Revenue for the year ended December 31, 2012 totaled $26.0 million compared to $33.9 million for the year ended December 31, 2011. The Company expects total revenue in 2013 to be higher than total revenue in 2012; however, the Company expects its first quarter of 2013 revenue to decrease sequentially from the fourth quarter of 2012.

The Company’s instrument revenue backlog was $2.9 million as of December 31, 2012 and represents orders for five PacBio RS instruments compared to backlog of $11.0 million and 16 systems as of December 31, 2011.

Gross profit for the year ended December 31, 2012 totaled $0.9 million, resulting in a gross margin of 3.6%, compared to a $13.0 million gross profit for the year ended December 31, 2011 and a gross margin of 38.5%. The gross margin for 2011 reflects the positive margin impact of instrument components expensed prior to the Company’s commercial launch during the second quarter of 2011. The Company expects its overall gross margin will remain in the single digits in 2013.

Operating expenses totaled $95.3 million for the year ended December 31, 2012 compared to $122.8 million for the year ended December 31, 2011. Operating expenses in 2013 are expected to be $22 million or less per quarter.

Cash and investments at December 31, 2012 totaled $100.6 million compared to $177.4 million at December 31, 2011 reflecting cash usage of $76.8 million. Cash usage in 2013, excluding the impact of any debt or equity financing, is expected to decrease as compared to 2012.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding future revenue, future revenue implied by existing backlog, gross margins, operating expenses and cash usage. These statements involve significant risks and uncertainties, including those discussed in the Company’s most recently filed Form 10-Q, and in other reports filed by the Company with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of many factors. The Company is providing this information as of February 5, 2013. The Company undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

The information set forth in this Item 2.02, as well as Exhibit 99.1, 99.2 and 99.3 referenced therein, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be incorporated by reference into the Company’s filings under the Securities Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Consolidated Balance Sheets (unaudited)

99.2	Consolidated Statements of Operations and Comprehensive Loss (unaudited)

99.3	Consolidated Statements of Cash Flows (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow
Vice President and Principal Accounting Officer

Date: February 5. 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Balance Sheets (unaudited)

99.2	Consolidated Statements of Operations and Comprehensive Loss (unaudited)

99.3	Consolidated Statements of Cash Flows (unaudited)